Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

STAAR Surgical Company

Lake Forest, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-217888, No. 333-148902, No. 333-143131, No. 333-124022 and No. 333-116901) and Form S-8 (No. 333-228138, No. 333-213046, No. 333-201232, No. 333-167595 and No. 333-111154) of STAAR Surgical Company of our reports dated February 26, 2020, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of STAAR Surgical Company’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Los Angeles, California

February 26, 2020